Exhibit 10.9
FORM OF AMENDMENT AGREEMENT RELATING TO EXCLUSIVE TECHNICAL
CONSULTANCY AND SERVICES AGREEMENT, EXCLUSIVE CALL OPTION AGREEMENT,
OPERATING AGREEMENT AND OTHER AGREEMENTS
(Summary Translation)
Party A: [specify name of subsidiary of SouFun Holdings Limited] of [specify address]
Party B: [specify name of another subsidiary of SouFun Holdings Limited] of [specify address]
Party C: [specify name of consolidated controlled entity] of [specify address]
Party D: [specify name of shareholder of Party C] of [specify address]
Party E: [specify name of other shareholder of Party C] of [specify address]; and
Party F: SouFun Holdings Limited, a company with limited liability duly incorporated and validly existing under the laws of the Cayman Islands with its registered address at Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P. O. Box 2681 GT, George Town, Grand Cayman, British West Indies.
Any party mentioned herein is referred to as a “party” and all the parties are collectively referred to as “all the parties.”
WHEREAS:
All the parties have earlier signed several agreements listed under Appendix 1 hereto (hereinafter referred to as the “Original Agreements”), and have in addition reached mutual understandings relating to the interpretation and performance of various arrangements under the Original Agreements. All the parties agree to memorialize such mutual understandings in this agreement (this “Agreement”) and agree that the effective date of this Agreement shall be retroactive to the earliest effective date of the Original Agreements as of [specify date].
1 All the parties agree the original Annex 2 of the Exclusive Technology Consulting and Services Agreement listed under Appendix 1 shall be deleted in its entirety and be replaced with the contents in Appendix 2 of this Agreement.
2 All the parties agree to add the following to the original Article 5.3 of the Exclusive Technology Consulting and Services Agreement listed under Appendix 1: “Party A shall be entitled to extend the contract period in the above-mentioned manner at its sole discretion, and Party B shall unconditionally agree to such extension by Party A.”
3 All the parties agree to amend the Operating Agreement listed under Appendix 1 as follows:
a)	Article 3 of the Operating Agreement shall be deleted in its entirety and in its place and stead insert the following: “In order to ensure the performance of the Exclusive Technical Consultancy and Services Agreement and other business agreements between Party A and Party B and the payment of the various payable sums by Party B to Party A in accordance with the Exclusive Technical Consulting and Services Agreement and other business agreements, Party B and its shareholders, Party C and Party D, agree (1) to accept the policies and guidelines on appointment and dismissal of company personnel, on daily operations and administration, on corporate finance management and on such other things as may be provided by Party A from time to time, and (2) that Party B’s annual budget shall be subject to review and approval by Party A, including the profit forecast, working capital, pricing strategies and payment policies. Party B’s operating costs shall not exceed the annual budget approved by Party A.”
b)	The following provision shall be added to Article 6 of the Operating Agreement as Paragraph 2 thereof: “Party A hereby agrees to and confirms that it has the obligation to provide Party B with funding or other financial assistance upon the reasonable request by Party B in the event that Party B suffers serious losses in its business operations. Party A and Party B agree to discuss the specific plan and forms of assistance on the basis of Party B’s actual situation at that time.”
4 All the parties agree to add the following provision to Article 2.1 of the Exclusive Call Option Agreement listed under Appendix 1 as Article 2.1(o): “Party A has the right to demand, at its sole discretion, that Party C make monetary contributions to Party D as per the time, amount and manner designated by Party A and within the scope permitted by laws and regulations (including but not limited to relevant tax laws and regulations). Party C undertakes that it shall not refuse such requests under any circumstances.”
5 All the parties agree to add the following provision to Article 2.2 of the Exclusive Call Option Agreement listed in Appendix 1 as Article 2.2(j): “Upon request by Party A, remit all the profits distributed by Party C to Party A.”
6 All the parties agree to add the following to Article 4 of the Exclusive Call Option Agreement listed under Appendix 1: “Party A shall be entitled to extend the contract period in the above-mentioned manner and at its sole discretion, and Party B shall unconditionally agree to such extension by Party A.”
7 All the parties agree that Party B shall inherit all the rights, obligations, representations, guarantee and commitment of Party A contained in the agreements listed under Appendix 1 as if it had been the contracting party to such agreements, and that Party A shall cease to be the contracting party to the agreements listed under Appendix 1 and shall no longer have or be liable for any rights, obligations, representations, covenants and commitments in such agreements.
8 All the parties agree that the Equity Pledge Agreement shall be deemed effective retroactively from [specify date].

Party A: [specify]	Party B: [specify]

Signed by: [specify]	Signed by: [specify]

Party C: [specify]	Party D: [specify]

Signed by: [specify]	Signed by: [specify]

Party E: [specify]	Party F: SouFun Holdings Limited

Signed by: [specify]	Signed by: [specify]

Appendix 1

No.	Name of the Agreement	Parties	Date
1	Operating Agreement	[specify]	[specify]
2	Exclusive Call Option Agreement	[specify]	[specify]
3	Exclusive Technical Consultancy and Services Agreement	[specify]	[specify]
4	Loan Agreement	[specify]	[specify]
5	Equity Pledge Agreement	[specify]	[specify]
6	Shareholders’ Proxy Agreement	[specify]	[specify]

Appendix 2
Annex 2: Calculation and Payment Method for Consulting Service Fee
1. The consulting service fee chargeable by Party A to Party B shall be calculated as follows:
(1) Type A Calculated based on the number of pageviews on a monthly basis:

Number of pageviews in that month
Monthly fee	=	Standard monthly fee for every 1,000 pageviews	x	————————————————
1,000
Standard monthly fee for every 1,000 pageviews = RMB [specify] Yuan.
Party B agrees that Party A may, at its sole discretion, calculate the above-mentioned monthly fee based on the formula during the first 10 days of each month on the basis of Party B’s actual operations. Party B shall respond to Party A’s request from time to time to provide Party A with the relevant information and data, and Party A shall have the right to examine and verify such information and data at any time and from time to time.
(2) Type B Calculated based on the hours of service provided by Party A’s technical staff to Party B within their normal working hours.
The fees for services by Party A’s employees shall be calculated as the sum of the products of each person’s rate at their respective level and the number of hours worked.
Among the 11 VIEs, Beijing Internet, Beijing Advertising, Beijing Technology and Beijing China Index calculate payments pursuant to Type A, and the other 7 consolidated controlled entities calculate payments pursuant to Type B.
(3) Both parties agree to discuss to determine the fee standards for services that fall beyond the scope of services under items (1) and (2) above.
The sum of (1), (2) and (3) above shall constitute the consulting service fee payable by Party B to Party A.
2. Party A shall issue an invoice to Party B for the previous month’s consulting service fee before the 5th of every month. Within two (2) days after receiving the invoice, Party B shall pay the full amount of the previous month’s consulting service fee to the account as designated by Party A.
3. Where Party A determines that the determination of the consulting service fee hereunder has become unreasonable and should be adjusted, Party B shall agree to negotiate with Party A in good faith within 10 working days after Party A issues the written request for fee adjustment. If Party B fails to respond to the above-mentioned adjustment request within 10 working days, it shall be deemed to have consented to such fee adjustment. Upon request by Party B, Party A shall also agree to discuss with Party B on the service fee adjustment. For the avoidance of doubt, Party A’s approval must be obtained for any adjustment in the consulting service fee.

4